Exhibit 24.2

POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Carnival Corporation, a company incorporated under the laws of the Republic of Panama, and Carnival plc, a company organized and existing under the laws of England and Wales, do and each of them does, hereby constitute and appoint Micky Arison, Howard S. Frank, Gerald R. Cahill and Arnaldo Perez, his or her true and lawful attorneys-in-fact and agents, and each of them with full power to act without the others, for him or her and in his or her name, place and stead, to sign the Carnival Corporation and Carnival plc joint Annual Report on Form 10-K ("Form 10-K") for the year ended November 30, 2006 and any and all future amendments thereto; and to file said Form 10-K and any such amendments with all exhibits thereto, and any and all other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

      IN WITNESS WHEREOF, the undersigned has hereunto set to her hand and seal as of the 26th day of January 2007.

CARNIVAL CORPORATION                    CARNIVAL PLC

/s/ Laura Weil                          /s/ Laura Weil
--------------                          --------------
Laura Weil                              Laura Weil
Director                                Director